Exhibit 99.1
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com

DEALERTRACK HOLDINGS REPORTS THIRD QUARTER 2010
FINANCIAL RESULTS

REAFFIRMS REVENUE AND NON-GAAP EARNINGS GUIDANCE
AND UPDATES GAAP EARNINGS GUIDANCE

Lake Success, NY, November 3, 2010 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the third quarter ended September 30, 2010.

GAAP Results for the Third Quarter 2010
▪	Revenue for the quarter was $63.1 million, as compared to $58.8 million for the third quarter of 2009.
▪	GAAP net income for the quarter was $1.2 million, as compared to GAAP net loss of $(0.2) million for the third quarter of 2009.
▪	Diluted GAAP net income per share for the quarter was $0.03, as compared to GAAP net loss per share of $(0.01) for the third quarter of 2009.

Non-GAAP Results for the Third Quarter 2010
▪	Adjusted EBITDA for the quarter was $12.9 million, as compared to $10.8 million for the third quarter of 2009.
▪	Adjusted net income for the quarter was $6.6 million, as compared to $6.0 million for the third quarter of 2009.
▪	Diluted adjusted net income per share was $0.16 for the quarter, as compared to $0.15 for the third quarter of 2009.

GAAP Results for the Nine Months Ended September 30, 2010
▪	Revenue for the nine months was $181.8 million, as compared to $172.4 million for the same period in 2009.
▪	GAAP net loss for the nine months was $(1.4) million, as compared to GAAP net loss of $(3.7) million for the same period in 2009.
▪	GAAP net loss per share for the nine months was $(0.03), as compared to GAAP net loss of $(0.09) per share for the same period in 2009.

Non-GAAP Results for the Nine Months Ended September 30, 2010
▪	Adjusted EBITDA for the nine months was $27.6 million, as compared to $26.3 million for the same period in 2009.

▪	Adjusted net income for the nine months was $13.7 million, as compared to $16.6 million for the same period in 2009.
▪	Diluted adjusted net income per share for the nine months was $0.33, as compared to $0.41 per share for the same period in 2009.

Guidance for 2010 Annual Performance
DealerTrack reaffirms its revenue and non-GAAP earnings guidance and updates GAAP earnings guidance for the full year 2010 as follows:

Expected GAAP Results
▪	Revenue for the year is expected to be between $240.0 million and $246.0 million, net of approximately $1.6 million of contra-revenue.
▪	GAAP net income for the year is expected to be between $1.5 million and $3.8 million, compared to the previous estimate of $2.0 million to $4.0 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.04 and $0.09, compared to the previous estimate of $0.05 to $0.09.

Expected Non-GAAP Results
▪	Adjusted EBITDA for the year is expected to be between $41.0 million and $45.0 million.
▪	Adjusted net income for the year is expected to be between $21.5 million and $24.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $0.51 and $0.57.

GAAP net income and adjusted net income per share guidance for the year are based on an assumed 41.5 million diluted weighted average shares outstanding.

The updated GAAP earnings guidance reflects the impact of certain items that are excluded for non-GAAP financial measures.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are very pleased with our results for the third quarter as revenue for both our transaction and subscription businesses rose.”  O’Neil continued, “We are continuing to see the benefits of our investments as we generated an adjusted EBITDA margin in excess of 20 percent for the quarter.”

Conference Call

DealerTrack will host a conference call to discuss its third quarter 2010 results, 2010 guidance, and other matters on November 3, 2010 at 5:00 p.m. Eastern Time.  The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=87443. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until November 17, 2010.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items.  Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue and may also exclude certain items, such as: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items.  These adjustments, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income and has provided a reconciliation of adjusted EBITDA to GAAP net income and adjusted net income to GAAP net income, in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. Our solution set for dealers is the industry's most comprehensive. DealerTrack operates the industry's largest online credit application network, connecting approximately 17,000 dealers with over 900 lenders. Our Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access that will streamline any automotive business. Dealers using DealerTrack AAX get the inventory management tools and services needed to accelerate turns and increase profit. Our Sales and F&I solution enables dealers to streamline the entire sales process while structuring all types of deals from a single integrated platform. DealerTrack's Compliance solution helps dealers meet legal and regulatory requirements and protect their hard-earned assets. DealerTrack's family of companies also includes data and consulting services providers ALG and Chrome Systems.  For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2010 performance, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)   Actual Results: Three-Month Period

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2010	2009

Net revenue	$63,128	$58,809
Cost of revenue	31,684	28,665
Product development	3,354	3,391
Selling, general and administrative	25,679	25,471
Total operating expenses	60,717	57,527
Income from operations	2,411	1,282
Interest and other income, net	286	168
Income before provision for income taxes	2,697	1,450
Provision for income taxes	(1,515)	(1,665)
Net income (loss)	$1,182	$(215)

Basic net income (loss) per share	$0.03	$(0.01)
Diluted net income (loss) per share	$0.03	$(0.01)
Weighted average shares outstanding (basic)	40,404,126	39,705,553
Weighted average shares outstanding (diluted)	41,354,680	39,705,553

Adjusted EBITDA (non-GAAP) (a)	$12,855	$10,760
Adjusted EBITDA margin (non-GAAP) (b)	20%	18%
Adjusted net income (non-GAAP) (a)	$6,631	$6,046
Diluted adjusted net income per share (non-GAAP) (c)	$0.16	$0.15

Stock-based compensation expense was classified as follows:
Cost of revenue	$438	$582
Product development	$164	$194
Selling, general and administrative	$2,248	$2,400

(a)	See Reconciliation Data in Attachment 4.
(b)	Represents adjusted EBITDA as a percentage of net revenue.
(c)	For the three months ended September 30, 2009, the adjusted net income per share of approximately $0.15 is based on 41,463,310 diluted weighted average shares outstanding.

Attachment (1)    Actual Results: Nine-Month Period

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009

Net revenue	$181,820	$172,379
Cost of revenue	93,666	86,638
Product development	10,291	11,037
Selling, general and administrative	80,347	83,069
Total operating expenses	184,304	180,744
Loss from operations	(2,484)	(8,365)
Interest and other income, net	1,316	837
Realized gain on securities	582	1,393
Loss before (provision for) benefit from income taxes	(586)	(6,135)
(Provision for) benefit from income taxes	(800)	2,482
Net loss	$(1,386)	$(3,653)

Basic net loss per share	$(0.03)	$(0.09)
Diluted net loss per share	$(0.03)	$(0.09)
Weighted average shares outstanding (basic)	40,246,374	39,435,766
Weighted average shares outstanding (diluted)	40,246,374	39,435,766

Adjusted EBITDA (non-GAAP) (a)	$27,597	$26,261
Adjusted EBITDA margin (non-GAAP) (b)	15%	15%
Adjusted net income (non-GAAP) (a)	$13,703	$16,607
Diluted adjusted net income per share (non-GAAP) (c) (d)	$0.33	$0.41

Stock-based compensation expense was classified as follows:
Cost of revenue	$1,279	$1,829
Product development	$471	$602
Selling, general and administrative	$6,929	$11,557

(a)	See Reconciliation Data in Attachment 4.
(b)	Represents adjusted EBITDA as a percentage of net revenue.
(c)	For the nine months ended September 30, 2010, the adjusted net income per share of approximately $0.33 is based on 41,201,433 diluted weighted average shares outstanding.
(d)	For the nine months ended September 30, 2009, the adjusted net income per share of approximately $0.41 is based on 40,974,553 diluted weighted average shares outstanding.

Attachment (2)                   Condensed Consolidated Balance Sheets

DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$177,824	$197,509
Short-term investments	1,563	1,484
Accounts receivable, net	24,538	17,478
Prepaid expenses and other current assets	17,789	9,620
Total current assets	221,714	226,091

Property and equipment, net	19,615	13,514
Software and web site development costs, net	28,613	21,158
Intangible assets, net	27,911	41,604
Goodwill	135,314	134,747
Deferred taxes and other long-term assets	47,124	35,213
Total assets	$480,291	$472,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$27,468	$26,960
Deferred revenue	5,114	4,992
Due to acquirees and other current liabilities	391	2,245
Total current liabilities	32,973	34,197

Long-term liabilities	17,712	17,244
Total liabilities	50,685	51,441
Total stockholders’ equity	429,606	420,886
Total liabilities and stockholders’ equity	$480,291	$472,327

Attachment (3)       Consolidated Statements of Cash Flows

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Operating activities:
Net loss	$(1,386)	$(3,653)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,475	26,288
Deferred tax benefit	(2,650)	(4,848)
Stock-based compensation expense	8,679	13,988
Provision for doubtful accounts and sales credits	4,015	6,478
Loss (gain) on sale of property and equipment	19	(172)
Amortization of bond premium	-	56
Amortization of deferred interest	68	111
Deferred compensation	-	225
Stock-based compensation windfall tax benefit	(1,398)	(1,966)
Realized gain on securities	(582)	(1,393)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,938)	(8,711)
Prepaid expenses and other current assets	(4,108)	(1,230)
Accounts payable and accrued expenses	(5,121)	7,546
Deferred revenue and other current liabilities	115	(39)
Other long-term liabilities	6	(468)
Deferred rent	89	113
Other long-term assets	(11,408)	(200)
Net cash provided by operating activities	2,875	32,125

Investing activities:
Capital expenditures	(9,669)	(4,197)
Restricted cash	-	142
Sale of investments	1,419	44,569
Capitalized software and website development costs	(13,369)	(9,977)
Proceeds from sale of property and equipment	1	83
Payment for acquisition of business and intangible assets, net of acquired cash	(3,028)	(34,680)
Net cash used in investing activities	(24,646)	(4,060)

Attachment (3)       Consolidated Statements of Cash Flows (continued)

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

Financing activities:
Principal payments on capital lease obligations	(388)	(284)
Proceeds from the exercise of employee stock options	1,024	2,152
Proceeds from employee stock purchase plan	556	700
Purchase of treasury stock	(612)	(352)
Principal payments on notes payable	-	(636)
Stock-based compensation windfall tax benefit	1,398	1,966
Net cash provided by financing activities	1,978	3,546

Net (decrease) increase in cash and cash equivalents	(19,793)	31,611
Effect of exchange rate changes on cash and cash equivalents	108	2,509
Cash and cash equivalents, beginning of period	197,509	155,456
Cash and cash equivalents, end of period	$177,824	$189,756

	Nine Months Ended September 30,
	2010	2009
Supplemental disclosure:
Cash paid for:
Income taxes	$5,421	$4,019
Interest	$47	$41

Attachment (4)	Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2010	2009

GAAP net income (loss)	$1,182	$(215)
Interest income	(132)	(194)
Interest expense	36	27
Provision for income taxes	1,515	1,665
Depreciation and amortization	4,510	3,429
Amortization of acquired identifiable intangibles	4,661	4,971
EBITDA (non-GAAP)	11,772	9,683
Adjustments:
Restructuring costs	-	(17)
Acquisition related professional fees	478	94
Acquisition related earn out compensation expense	-	1,000
Contra-revenue	605	-
Adjusted EBITDA (non-GAAP)	$12,855	$10,760

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2010	2009

GAAP net income (loss)	$1,182	$(215)
Adjustments:
Stock-based compensation (excluding restructuring costs)	2,850	3,176
Amortization of acquired identifiable intangibles	4,661	4,971
Acquisition related professional fees	478	94
Amended state tax return impact (non-taxable)	101	-
Restructuring costs	-	(17)
Acquisition related earn-out compensation expense	-	1,000
Contra-revenue	605	-
Tax impact of adjustments (a)	(3,246)	(2,963)
Adjusted net income (non-GAAP)	$6,631	$6,046

(a)
The tax impact of adjustments for the three months ended September 30, 2010, are based on a U.S. effective tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended effective tax rate of 37.4% and 38.1%, respectively.    The tax impact of adjustments for the three months ended September 30, 2009, are based on a U.S. effective tax rate of 32.9% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation, which are based on a blended effective tax rate of 33.1% and 32.9%, respectively.

Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009

GAAP net loss	$(1,386)	$(3,653)
Interest income	(381)	(937)
Interest expense	155	153
Provision for (benefit from) income taxes	800	(2,482)
Depreciation and amortization	12,651	10,895
Amortization of acquired identifiable intangibles	14,824	15,393
EBITDA (non-GAAP)	26,663	19,369
Adjustments:
Restructuring costs (including stock-based compensation) (a)	-	6,692
Acquisition related professional fees	715	593
Realized gain on securities	(582)	(1,393)
Acquisition related earn-out compensation expense	-	1,000
Contra-revenue	801	-
Adjusted EBITDA (non-GAAP)	$27,597	$26,261

(a)	Includes costs related to a reduction in workforce, a plant relocation related to DealerTrack's Digital Services business and a gain related to DealerTrack's exit from the SCS business.

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009

GAAP net loss	$(1,386)	$(3,653)
Adjustments:
Stock-based compensation (excluding restructuring costs)	8,679	10,104
Amortization of acquired identifiable intangibles	14,824	15,393
Acquisition related professional fees	715	593
Realized gain on securities (non-taxable)	(582)	(1,393)
Amended state tax return impact (non-taxable)	101	(1,070)
Restructuring costs	-	6,692
Acquisition related earn-out compensation expense	-	1,000
Contra-revenue	801	-
Tax impact of adjustments (a)	(9,449)	(11,059)
Adjusted net income (non-GAAP)	$13,703	$16,607

(a)
The tax impact of adjustments for the nine months ended September 30, 2010, are based on a U.S. effective tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation, which are based on a blended effective tax rate of 37.5% and 38.2%, respectively.  The tax impact of adjustments for the nine months ended September 30, 2009, are based on a U.S. effective tax rate of 32.9% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation, which are based on a blended effective tax rate of 33.1% and 32.9%, respectively.

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2010 Expected Range

GAAP net income	$1.5	$3.8
Interest income	(0.5)	(0.5)
Interest expense	0.2	0.2
Provision for income taxes	1.0	2.5
Depreciation and amortization	17.0	17.2
Amortization of acquired identifiable intangibles	19.6	19.6
EBITDA (non-GAAP)	38.8	42.8
Adjustments:
Acquisition related professional fees	1.2	1.2
Realized gain on securities (non-taxable)	(0.6)	(0.6)
Contra-revenue	1.6	1.6
Adjusted EBITDA (non-GAAP)	$41.0	$45.0
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2010 Expected Range

GAAP net income	$1.5	$3.8
Adjustments:
Stock-based compensation charges	11.0	11.3
Amortization of acquired identifiable intangibles	19.6	19.6
Acquisition related professional fees	1.2	1.2
Realized gain on securities (non-taxable)	(0.6)	(0.6)
Contra-revenue	1.6	1.6
Tax impact of adjustments (a)	(12.8)	(12.9)
Adjusted net income (non-GAAP)	$21.5	$24.0
(a)
The tax impact of adjustments are based on a U.S. effective tax rate of between 39.7% and 40.0% applied to all adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 38.0%.

Attachment (5)               Summary of Business Statistics (Unaudited)

DEALERTRACK HOLDINGS, INC.

	Three months ended
	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009

Active U.S. dealers (a)	16,961	17,120	17,102	16,690	17,241
Active U.S. lenders (b)	921	891	847	823	790
Transactions processed (c) (in thousands)	13,296	12,239	11,841	10,114	13,804
Active U.S. lender to dealer relationships (d)	137,388	137,919	127,724	118,209	120,305
Subscribing dealers (e)	13,856	13,468	13,705	13,852	13,959

(a)
We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month.  For the three months ended March 31, 2010, the number of active U.S. dealers was updated from the number originally reported (16,860).  For the three months ended June 30, 2010, the number of active U.S. dealers was updated from the number originally reported (17,343).   The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.

(b)	We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.
(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.
(d)	Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer.
(e)	Represents the number of dealerships with one or more active subscriptions on the DealerTrack or DealerTrack Canada networks at the end of a given period.

	Three months ended
	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009

Transaction revenue (in thousands)	$27,188	$26,851	$22,870	$20,237	$25,483
Subscription revenue (in thousands)	$31,273	$30,341	$29,728	$28,982	$28,978
Other revenue (in thousands)	$4,667	$4,715	$4,187	$4,028	$4,348
Average transaction price (a)	$2.09	$2.19	$1.93	$2.00	$1.85
Average monthly subscription revenue per subscribing dealership (b)	$759	$749	$719	$695	$692

(a)
Represents the average revenue earned per transaction processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks during a given period.  Revenue used in calculation adds back contra-revenue.

(b)	For the 2010 periods, represents net subscription revenue divided by average subscribing dealers for a given period in the DealerTrack and DealerTrack Canada networks.

TRAK-E ###